Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 22, 2024, with respect to the consolidated financial statements of MGP Ingredients, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Kansas City, Missouri
May 23, 2024